Ecology Coatings Announces Awarding of Fifth U.S. Patent
Latest Patent Protects Manufacturing Process and Methods for Environmentally
Friendly Coating Used On a Wide Variety of Composite Materials
Bloomfield Hills, MI – February 14, 2008 – Ecology Coatings, Inc. (OTCBB:ECOC), a leader in the discovery and development of nanotechnology-enabled, ultra-violet curable advanced materials, today announced that the U.S. Patent and Trademark Office has awarded the company a patent for “Environmentally Friendly Coating Compositions for Coating Composites, Coated Composites Therefrom, and Methods, Processes and Assemblages for Coating Thereof.” This U.S. patent, number 7,323,248, covers the processes and underlying technologies for producing environmentally friendly nanotechnology-enabled coatings for but not limited to, fiberglass, fire retardant fiberglass, carbon fiber, fire retardant carbon fiber, Kevlar®, and fire retardant Kevlar®.
The processes and compositions protected by the patent combine to produce coatings that are suitable for coating composite objects comprised of fiberglass, carbon fiber, and Kevlar®. In addition, the patent covers certain applications, including composite architectural panels, which when incorporating Ecology’s coatings technology, resist yellowing and allow the removal of graffiti without harm to the panel surface.
“Over the past several years, we have expended significant resources to pioneer and develop advanced, multifunctional nanocoatings. As of today, including this patent award, Ecology owns five issued U.S. patents, eight pending U.S. patents and twelve foreign patents pending,” said Richard Stromback, Chief Executive Officer and Chairman of Ecology Coatings. “We intend to aggressively expand our IP portfolio of multi-functional Liquid Nanotechnology™ advanced materials while pursuing licensing and business development programs with highly focused business partners.”
Ecology’s Liquid Nanotechnology coatings provide superior wear, scratch resistance and hardness with a single application, which reduces coating thickness and offers versatility in applications. All of Ecology’s coatings are ultra-violet curable, which provides for faster manufacturing speeds, lower energy output and a smaller manufacturing footprint. Additionally, the coatings contain no harmful solvents or other additives, eliminating and protecting against potential corrosion or flash rusting.
About Ecology Coatings, Inc.
Ecology Coatings is a global leader in the development of nano-enabled, ultra-violet curable, clean technology coatings that are designed to drive efficiencies and clean processes in manufacturing. The company creates proprietary coatings with unique performance attributes by leveraging its platform of integrated nanomaterial technologies. Ecology Coatings collaborates with industry leaders to develop high-value, high-performance coatings for applications in the paper, automotive, general industrial, electronic, and medical sectors of the
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economy. Ecology Coatings was founded in March 1990 and is headquartered in Bloomfield Hills, Michigan. The company maintains an R&D facility in Akron, Ohio. For additional information call 248.723.2223 or visit the company’s website at www.ecologycoatings.com.
Forward-looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as, Ecology Coatings (the “Company”), by and through its management, “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “foresees,” “intends,” “plans,” or other words of similar import. Similarly, statements herein that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and a wide variety of other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the Company’s ability to: successfully commercialize its technology; generate revenues and achieve profitability in an intensely competitive industry; compete in products and prices with substantially larger and better capitalized competitors; secure, maintain and enforce a strong intellectual property portfolio; attract additional capital sufficient to finance our working capital requirements, as well as any investment of plant, property and equipment; develop a sales and marketing infrastructure; identify and maintain relationships with third party suppliers who can consistently provide us a reliable source of raw materials; acquire, develop, or identify for our own use, manufacturing capacity; attract and retain talented individuals; expand its shareholder base and public awareness of the Company through its investor relations program; continue operations during periods of adverse changes in general economic or market conditions, and other events, factors and risks previously and from time to time disclosed in our filings with the Securities and Exchange Commission, including, specifically, the “Risk Factors” enumerated in the Company’s latest Annual Report on Form 10-KSB.
Contact:
Investor and Media Relations
McCloud Communications, LLC
Marty Tullio, Managing Member
949.553.9748
Marty@McCloudCommunications.com
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